EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Macatawa Bank 401(k) Plan
Holland, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-116914 and 333-203901) of Macatawa Bank Corporation of our report dated May 21, 2020, relating to the financial statements and supplemental schedule of Macatawa Bank 401(k) Plan which appears in this Form 11-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

Grand Rapids, Michigan
May 21, 2020